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                                  Exhibit 10.6
                                  ------------

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into this 4th day of October, 2002, by and among Belle Plaine Service Corp. ("Company") and the following entities or individuals, who collectively own 100% of the common and preferred stock of the Company (collectively, "Sellers") Kathy Ackerman Balland, N.R. Ackerman Trust, Norman Bone, Katherine Buenneke, Anne Buenneke, David Buenneke, R.H. Buenneke (IRA), Richard Buenneke, R. H. Buenneke (Trust), Martha Buenneke (Trust), Walter Carlson, James C. Chizek, James C. & Susan Chizek, Wayne DeMeulenaere, Hearst R. Duncan, Paula Duncan, Don Green, Todd Hines, Todd Hines (IRA Roll Over), Steve Jacobson, Marian Jenkins (Trust), Jensen Living Trust, Jody Luett, Susan Newsome, Wayne Parizek, Wayne Parizek
(IRA), Richard E. Paul (TTEE), Gene Severson, Leonard Sheldon (Trust), Dorotha
L. Sheldon (Trust), Tim Walker (Trust), Henry Wehrman, Richard H. Buenneke, Jr., Margaret P. Buenneke, Preferred Shares: Jeanette Hamborg; and Mahaska Investment Company ("Buyer").

RECITALS:

     A. Sellers own (i) 8091 shares (100%) of the no par value per share Common Stock and 500 shares (100%) of the $330 par value per share Preferred Stock of Company, the bank holding company parent of Citizens Bank and Trust Company, an Iowa banking corporation located in Hudson Iowa ("Bank"), which in turn owns all of the issued and outstanding shares of the Common Stock of Bank.

     B. Sellers desire to sell all the shares of stock in Company held by them (collectively, the "Stock") to Buyer, and Buyer desires to purchase the Stock from Sellers pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the Recitals and the mutual covenants herein set forth, the parties hereto agree as follows:

     3. Sale and Purchase of the Stock. At the Closing (as that term is defined in paragraph 5 below), Sellers shall sell, assign and transfer to Buyer, and Buyer shall acquire from Sellers, the Stock, on the terms and conditions set forth herein. Sellers shall deliver to Buyer, at the Closing, their certificates representing the Stock, with all such certificates duly endorsed in blank for transfer, against payment of the Purchase Price (hereinafter defined).

     4. Purchase Price. The purchase price ("Purchase Price") for the Stock shall be determined and allocated as follows:

          (a) $330 per share for the 500 shares of Preferred Stock of Company, and

          (b) the price per share for the 8091 shares of Common Stock of Company shall be determined on the basis of the adjusted Shareholders' Equity of the Company on the Valuation Date plus a purchase price premium of $3,856,924 using the methodology set forth on Exhibit A attached hereto and incorporated herein by this reference. The term "Valuation Date" shall mean the last day of the month in which the last required regulatory approval is received and any mandatory waiting periods have expired.



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     5. Payment of Purchase Price. The Purchase Price shall be paid at Closing by cashiers' check as follows:

        (a) $165,000 plus any unpaid dividends to the owner of the 500 shares of Preferred Stock of the Company.

        (b) all fees and expenses for professional services, including but not limited to $40,000 to Holder and Associates, for fees incurred on behalf of Sellers and Company.

        (c) $800 per share of Common Stock to the Sellers for their shares of Common Stock of the Company.

        (d) the remaining balance to Bankers Trust Company, Des Moines, Iowa as escrow agent (the "Escrow Agent") to be held as specified in paragraph 4 hereof.

     6. Escrow. The Escrow Agent shall hold the escrowed portion of the Purchase Price according to the provisions of this paragraph 4 and the Escrow Agreement attached hereto as Exhibit B. By execution of this agreement each owner of the Common Stock of the Company hereby designates Sellers' Representative (as set forth in paragraph 22 hereof) as the agent for such Seller with full authority to perform all acts on behalf of such Seller in regard to the Escrow Agreement, including the execution of the Escrow Agreement, all decisions regarding investment and distribution of the funds and payment of claims.

        (a) Term. The escrowed portion of the purchase price shall be released from escrow as follows: (i) one third upon the first anniversary of the Closing Date; (ii) one half of the remainder upon the second anniversary of the Closing Date and (iii) the remainder upon the third anniversary of the Closing Date; provided, however, that if a tax audit of the Company or the Bank has commenced prior to the expiration of such three-year period, or litigation against the Company or Bank has been threatened in writing or commenced prior to the expiration of such three-year period, distributions from the escrow shall be suspended and the escrow shall continue until final resolution of such audit or until the date of final settlement or adjudication of any litigation threatened in writing or commenced prior to the end of the three-year period.

        (b) Distributions to Buyer. Buyer may from time-to-time on not less than sixty days' written notice to Sellers' Representative instruct the Escrow Agent to pay to Buyer any amounts for which Buyer is entitled to Indemnification pursuant to paragraph 20 hereof. If within such sixty day notice period Sellers' Representative notifies the Escrow Agent that Sellers' Representative questions the propriety of the requested distribution to Buyer, the Escrow Agent shall hold any such distribution until final resolution of any dispute pursuant to order of the appropriate court or other means agreed to by Buyer and Sellers' Representative.

        (c) Distribution to Sellers. Upon termination of the Escrow Agreement at the time specified in paragraph 4(a), the Escrow Agent shall distribute any remaining amounts pro rata to the

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        Sellers of the shares of Common Stock less one-half of the fees, costs and expenses of the Escrow Agent.

        (d) Fees, Costs and Expenses. One-half of the fees, costs and expenses of the Escrow Agent shall be paid by Sellers and one-half by Buyer.

     7. Closing Date. The closing of the transactions provided for herein (the "Closing") shall occur at the offices of Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C. in Des Moines, Iowa, as soon as practicable after completion of all conditions precedent, and within ten days of the Valuation Date unless otherwise agreed in writing by the Seller's Representative and the Buyer.

     8. Resignations of Officers and Directors. Sellers agree that they shall resign their positions as directors and officers of Company and Richard H. Buenneke shall resign as a director and officer of Bank effective as of the Closing, and shall deliver to Buyer at the Closing such written resignations and other documentation as is necessary or appropriate to effectuate such resignations in accordance with the Articles of Incorporation and Bylaws of Company and Bank and applicable law.

     9. Representations and Warranties of Company. The Company represents and warrants to Buyer:

        (a) This Agreement and all other agreements and instruments contemplated by this Agreement to which Company is a party or signatory has been duly authorized, executed, and delivered by Company and constitutes the legal, valid, and binding obligations of Company, enforceable in accordance with their respective terms.

        (b) There is no litigation, action, claim, proceeding, or governmental investigation or examination pending or threatened against Company or Bank which may have an adverse effect upon the Stock, Bank, Company, the transactions contemplated by this Agreement, Company's ability to perform Company's obligations hereunder, or upon the financial condition or assets and properties of Bank or Company.

        (c) The execution and performance of this Agreement will not result in the creation of any lien, charge, restriction, claim, or encumbrance whatsoever upon the Stock.

        (d) No representation or warranty by Company in this Agreement or in any certificate, schedule, exhibit, letter, financial document, or other instrument furnished or to be furnished to Buyer or any of Buyer's representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain at the time of furnishing any untrue statement of a material fact, or omits or will omit to state at the time of furnishing a material fact necessary in order to make the statements contained therein not misleading. There is no information of a material nature concerning the Stock, Company or Bank which has not heretofore been disclosed to Buyer in writing, which information could have a material adverse effect upon the transactions contemplated by this Agreement or upon the assets, properties, or business and other operation and conduct of Bank or Company.

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          (e) Company has total authorized capital stock of 250,000 shares, no par value per share, and 7.5 million shares of Preferred Stock, $330 par value per share. As of the date hereof, 8091 shares of Common Stock and 500 shares of Preferred Stock of Company are issued and outstanding. All of the issued and outstanding shares of Company are validly issued, fully paid and nonassessable. As of the date of this Agreement, other than the Buy-Sell Agreement between Company and Sellers dated August 12, 1981, Company has no outstanding security, option, warrant, right, agreement, understanding or commitment of any kind entitling any person or persons to purchase, subscribe for, or otherwise acquire (or relating to the voting of) any shares of capital stock of Company. Within ten days of the date hereof, Company shall provide to Buyer a copy of the existing Buy-Sell Agreement.

          (f) Bank has total authorized capital stock of 10,000 shares, consisting of shares of Common Stock, $100 par value per share. As of the date hereof, 10,000 shares of Common Stock are issued and outstanding. All of the issued and outstanding shares of Bank are validly issued, fully paid and nonassessable. As of the date of this Agreement, Bank has no outstanding security, option, warrant, right, agreement, understanding or commitment of any kind entitling any person or persons to purchase, subscribe for, or otherwise acquire (or relating to the voting of) any shares of capital stock of Bank. Except for a pledge of the shares of Common Stock of Bank to Bankers Bank, Madison, Wisconsin to secure a loan to Company with a present balance of approximately $2.7 million dollars, Company holds all shares of Common Stock of Bank, free and clear of all liens, claims, demands, restrictions on transferability, reservations, mortgages, security interests, contracts of sale, options, voting agreements, voting trusts, proxies, and all other restrictions, claims, or encumbrances of any type or nature whatsoever. The aforesaid loan from Bankers Bank is pre-payable in whole or in part at any time without penalty, and the Company will accrue or pay interest on such loan through the Closing Date.

          (g) All federal, state, and local tax returns required to be filed by Company or Bank have been correctly and timely filed, all taxes shown thereby required to be paid have been paid, and such returns are accurate and complete in all material respects in respect of all taxes, levies, duties, license and registration fees, charges or withholdings of any nature whatsoever, and to the extent its liabilities for taxes have not been fully discharged, adequate reserves have been established. Neither Company nor Bank is in default in the payment of any taxes due and payable or on any assessments received in respect thereof. Neither Company nor Bank will have at any time any liability for taxes or for any interest, penalties, or fines in respect thereof for or in respect of any period or periods up to and including the Closing Date, except to the extent such liability is reflected on the Statements of Condition included in the Company's financial statements or relates to or arises out of operations after such statements. Neither Company nor Bank has executed any agreement extending the period for assessment and collection of any tax. No deficiency assessment for any taxes or claim of liability therefor has been made by any governmental agency against Company or Bank and, to the best of the knowledge of management of Company and Bank, no such claim is contemplated.

          (h) Company is a general business corporation duly organized and validly existing under the laws of the State of Iowa, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Company has all requisite power and authority to own, lease and operate its properties and carry on its business as now being conducted and has all licenses, permits, and governmental authorizations and approvals necessary therefor. Accurate and complete copies of Company's Articles of Incorporation and all amendments thereto, certified by the Secretary of State of the State of Iowa as of a date within ten (10) days of the date hereof, and a complete and correct copy of the Bylaws of Company and all amendments thereto, certified by the Secretary of Company as of a date within ten (10) days of the date hereof, will be delivered to counsel for Buyer within ten (10) days of the date hereof.

          (i) Bank is an Iowa chartered bank, duly organized, validly existing and in good standing under the laws of the State of Iowa. Bank has all requisite power and authority to own, lease and operate its properties and carry on its business as now being conducted and has all licenses, permits, and governmental authorizations and approvals necessary therefor, including, without limitation, insurance of its deposits by the Federal Deposit Insurance Corporation all of which are in full force and effect, and shall continue in full force and effect through the Closing Date. Accurate and complete copies of Bank's Articles of Incorporation and all amendments thereto, certified by the Secretary of State of the State of Iowa as of a date within ten (10) days of the date hereof will be delivered to counsel for Buyer within ten (10) days of the date hereof. Bank does not have any Bylaws.

          (j) Bank and Company have good and marketable title to their respective assets (including other real estate), free and clear of all liens, claims, easements, restrictions, reservations, leases, mortgages, security interests, contracts of sale, options, and other encumbrances, restrictions, or adverse claims of any type or nature whatsoever, including, without limitation, claims or encumbrances of any regulatory agency.

          (k) The businesses of Bank and Company, have been conducted in the ordinary course of business, and all books, records, and accounts of Bank and Company are true, accurate, and complete in all material respects and have been maintained in accordance with practices generally used by banks and corporations chartered and/or organized under the laws of the State of Iowa or the United States and located in Iowa. Bank and Company have no material obligations, commitments, indebtedness, or liabilities, contingent or otherwise, which are not disclosed in the books, records, and accounts of Bank or Company, as the case may be.

          (l) Company has no subsidiaries other than Bank.

          (m) Bank has no subsidiaries.

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          (n) Regarding Bank's regulatory compliance examinations, Bank has no material violations, and will have no material violations from the date hereof to the Closing Date, of state or federal law or regulation.

          (o) The notes, evidences of indebtedness and agreements for the payment of money, which are assets of Company and Bank, and their related security documents, are each legal, valid and binding obligations of the maker or obliger thereof, enforceable against such maker or obliger in accordance with their terms. Notwithstanding the foregoing, the Company does not warrant the collectibility of any note, evidences of indebtedness or agreements for the payment of money. A list of nonledger assets of Bank, including without limitation, letters of credit and unfunded loan commitments is attached hereto as Schedule 7(o).

          (p) Bank and Company have timely filed all reports, registrations, and statements, together with any amendments required to be made with respect thereto, required by law or regulation with the appropriate regulatory authorities, and will file all such reports as may be required from the date of this Agreement through the Closing Date. As of their respective dates, such reports complied or will comply in all material respects with all the reporting and disclosure rules and regulations of such regulatory authorities. None of such reports contained or will contain any untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary; in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (q) Bank has timely filed all of the required information returns or statements with the appropriate governmental authorities (federal, state, and local), including, without limitation, the information returns or statements required under the Internal Revenue Code of 1986, as amended. The information returns or statements are complete and correct in all material respects, and there are no material penalties or other liabilities due from Bank, or assessable against Bank, with respect to such returns or statements. Bank has complied with all applicable federal, state, and local laws, rules, and regulations, including, without limitation, the requirements of section 3406 of the Internal Revenue Code of 1986, as amended, regarding the withholding of tax on payments made by Bank. Bank has no material outstanding liability or unassessed potential liability to any governmental agency for amounts which it was required to withhold under applicable federal, state, and local laws, rules, and regulations.

          (f) All contracts, leases, subleases, or other agreements and arrangements to which Bank and Company are parties are valid, binding, and in full force and effect, will not be materially adversely affected by the transactions contemplated by this Agreement, and there is not under any of such agreements any material existing default or any event which, with the lapse of time or notice by a third party, or both, could result in such a default, nor has Bank or Company waived any of their rights or options or exercised any of their options thereunder. A list of all contracts, leases, subleases, or other agreements and arrangements to which Bank and Company are parties and which have

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          terms of at least twelve (12) months is attached hereto as
          Schedule 7(r).

          (s) Bank and Company have obtained all licenses, permits, and governmental approvals and orders required by applicable law or governmental regulations necessary or appropriate in the conduct of Bank's or Company's business. All items of real property, including without limitation other real estate, and personal property, including without limitation computer hardware and software, used by Bank or Company are in good operating condition and repair (with the exception of ordinary wear and tear), are suitable for the purposes for which they are presently utilized, and substantially comply with all laws, ordinances, regulations, and other governmental requirements now in effect, including, without limitation, the Americans with Disability Act of 1990 (42 U.S.C. Section 12101, et seq,) and all Environmental Laws (as hereinafter defined), and, with the exception of the real property in Waterloo described on Schedule 7(s), such properties are not affected or threatened by any condemnation or eminent domain proceeding. The term "Environmental Laws," as used herein, shall mean all federal, Iowa, and local laws, including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements relating to the environment or hazardous substances, including, without limitation, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, all as amended, regulations of the U.S. Environmental Protection Agency, and regulations of any state department of natural resources or state environmental protection agency, and orders issued by those agencies now or at any time hereafter in effect prior to the Closing Date. Bank and Company have been and will through the Closing Date comply with all applicable Environmental Laws. Company shall provide to Buyer within thirty (30) days hereof Phase I environmental site assessments satisfactory to Buyer for any real property owned by Company or Bank which indicates no environmental concern. For the Belle Plaine drive-through facility and for any other property where the Phase I environmental site assessment indicates the existence of an environmental concern, the Bank and Company shall provide Buyer with a Phase II environmental site assessment satisfactory to Buyer within thirty (30) days following delivery of the Phase I environmental site assessments. All environmental site assessments shall, at a minimum, comply with the standards established by the Small Business Liability Relief and Brownfield Revitalization Act. The cost of the environmental site assessments will be divided equally between the Company and the Buyer. Any remediation or other environmental response expense necessary to bring any of the real estate into compliance with current Environmental Laws shall be the sole expense of the Company. Company and Bank shall provide all warranties and maintenance contracts for personal property used by Bank or Company for Buyer's inspection and review within ten (10) days hereof. Notwithstanding the foregoing, if the cost of remediation exceeds $250,000, Seller may terminate this Agreement or proceed with such remediation as Seller may decide in its sole discretion.

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          (t) Company shall make available to Buyer, within ten (10) days hereof, a list of all persons employed by Bank which list shall contain the positions, years of service and salaries of all such employees. In addition, Company will make available to Buyer true, correct and complete copies of each agreement, policy, plan or obligation, if any, providing for sick leave, salaries, wages, vacations, holidays, pensions, retirement benefits, profit sharing, insurance, incentives, bonuses or other benefits or deferred compensation for employees of Bank, whether written or oral and whether or not legally binding. There is no unfunded liability of Company or Bank or any accumulated funding deficiency under any such agreement, policy, plan or obligation. Company and Bank are in compliance with applicable laws regarding employment of employees and retention of independent contractors, and are in compliance with applicable employment tax laws. Except for the salary continuation agreements with Richard Buenneke, Wayne Parizek and Henry Wehrman, neither Company nor Bank is a party to any written or oral salary continuation agreement, employment agreement or consulting agreement which is not terminable by Company or Bank upon 30 days or less notice, without liability to Company or Bank. The salary continuation agreement with Richard Buenneke (a true and correct copy of which will be provided to Buyer)is fully funded in accordance with generally accepted accounting principles to provide the benefit provided therein commencing upon the Closing Date payable pursuant to the terms of such agreement. Prior to Closing, Bank agrees to accrue an additional amount over the amount previously budgeted for liability under the salary continuation plans for Wayne Parizek and Henry Wehrman pursuant to the calculations performed by Clark/Bardes Consulting on Schedule 7(t) prorated to the Valuation Date.

          (u) There are no properties, real or personal, tangible or intangible, owned by Sellers, or any person or entity related to Sellers, which are or will be used in the operation and conduct of Bank or Company.

          (v) The execution, delivery, and performance of this Agreement by Company, and the consummation of the transactions contemplated by this Agreement, will not constitute a breach, violation, default, create a lien, or give rise to any right of termination, cancellation, prepayment, or acceleration under the Articles of Incorporation or Bylaws, if any, of Bank or Company, or under any law, rule, or regulation, or any judgment, decree, order, governmental permit or license, or any note, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which Bank or Company is a party or by which either of them or any of their respective properties or assets may be bound or affected. No consents, approvals, or authorizations of, or declarations, filings, or registrations with any other person, including any government authority, are required to be obtained or made by Bank or Company in connection with the execution, delivery, and performance by Bank and Company of this Agreement, or the consummation by them of the transactions contemplated hereby, except for the required regulatory approvals referred to in this Agreement.

          (w) Bank and Company have, in all respects, performed all material obligations required to be performed by them to date, are not in default under, and no event has occurred which, with the lapse of time or notice by a third party, or both, could result in a default by Bank or Company under any outstanding indenture, mortgage, contract, lease, or other agreement to which either of them is a party or by which either of them is bound, except for any default or event which would not result in and would not have consequences which result in a material adverse change in their present or prospective financial condition, business, or operations. Excluding the loan portfolio, none of the presently unperformed contracts, agreements, understandings, or leases by which Bank or Company is currently bound will result in a loss thereunder that will materially and adversely affect their present or prospective financial conditions, operations, or businesses. Bank and Company are not subject to any charter or any other corporate restriction, or any judgment, order, writ, injunction, decree, rule, regulation, code, or ordinance which has not been disclosed in writing to Buyer and which materially and adversely affects, or might be expected to materially and adversely affect, Bank's or Company's present or prospective financial condition, business, or operation.

          (x) Bank has no liability to pay deposits other than as shown on its books.

          (y) As of the Closing, there will be no unpaid charges, debts, liabilities, claims, or obligations arising from the construction, ownership, and/or operation of the premises of Bank or Company, or other real estate owned by either Bank or Company, which could give rise to any mechanic's or material men's or other statutory or constitutional liens against any such real estate or any part thereof.

          (z) Bank and Company have no known material contingent liability not covered by insurance with respect to rights of indemnification from Bank or Company for the benefit of any director, officer, employee, or agent, or the heirs, executors, administrators, successors or assigns thereof. Company is not aware of any facts which may or could result in such a claim for indemnification from Bank or Company. Company and Bank shall take all action necessary prior to the Closing Date to put in place and pay for a "tail coverage" policy or similar policy with its present liability insurer for its Directors and Officers Liability Insurance for its current coverage. Such coverage shall remain in force for one year if no claim is made within one year of the Closing Date or until any matter is finally resolved which arises during such one-year period.

          (aa) Bank has not issued or sold any loan participations which might expose Bank to direct or indirect recourse liability to the participant, pursuant to any written or verbal agreements or understandings with such participant.

          (bb) Bank has properly and prudently performed all of its duties and responsibilities under the Home Owners Loan Act of 1933 (12 U.S.C.
          Section 1461 et seq.) (if applicable) and the Iowa Probate Code (Chapter 633 of the Code of Iowa [2001]), as well as under all other state and federal laws, rules, or regulations in connection with Bank's acting in a fiduciary capacity.

          (cc) Bank is in material compliance with all disclosures and reporting requirements relating to loans guaranteed by the Farm Service Agency and the United States Small Business Association and there are no deficiencies that would result in the cancellation of such government guarantees; provided, however, that this representation shall not apply to any deficiency attributable to the acts of Buyer.

          (dd) Company has previously caused to be delivered to Buyer the June 30, 2002, FDIC Reports of Condition and Reports of Income regarding Bank, and the December 31, 2001, FR Y-6 and December 31, 2001, FR Y-9 regarding Company. All such reports and documents, and all financial information and statements set forth or made therein, or otherwise a part thereof, have been prepared in accordance with all applicable laws and regulatory requirements and (except as modified thereby), with generally accepted accounting principles consistently applied, accurately present the financial conditions and results of operations of Bank and Company as of the dates and for the periods indicated, and are true, accurate, and complete in all material respects. Company will furnish to Buyer a quarterly report for Bank for each quarter subsequent to June 30, 2002, within forty-five (45) days after the close of any such quarter and a semi-annual report for Company for each semi-annual period subsequent to December 31, 2001, within forty-five (45) days after the close of any such period.

          (ee) Except as disclosed on Schedule 7(ee), since the date of the reports and/or documents of Bank and Company referenced in subparagraph (dd) immediately above, neither Bank nor Company has (i) suffered any extraordinary losses in an amount material to the operations of the business of Bank or Company, or waived or released any rights or claims of value material to the operations of the business of Bank or Company, or allowed any such rights to lapse; (ii) made or become obligated to make capital expenditures, or entered into commitments therefor, with respect to the business of Bank or Company;
          (iii) experienced or suffered any material adverse change in their businesses, operations, or assets (whether or not covered by insurance), or condition, financial or otherwise, or results of operations, materially adverse to the business of Bank or Company;
          (iv) entered into any transaction, except in the ordinary course of the business of Bank or Company, as the case may be; (v) received any notice of claim asserted either against Bank or Company which could have a material adverse effect on the operations of the business of Bank or Company; (vi) incurred or agreed to incur any material obligations outside the ordinary course of the business of Bank or Company, as the case may be; (vii) increased any salaries or wages of any of the directors, officers, employees, or other personnel of Bank or Company; (viii) paid any bonus, pension, profit sharing, or compensation plan payments; (ix) paid any debt, obligation, or liability, other than current liabilities incurred in the ordinary course of the business of Bank or Company, as the case may be; or (x) made or become obligated to make any payment or distribution to the shareholders of Bank or Company. For purposes of this paragraph (ff), the term "material" means $25,000 or more.

          (ff) The loan loss reserve maintained by Bank, including the portion of the loan loss reserve pertaining to the loans which are presently the subject of litigation, is presently in the process of being increased by $315,000, and will be at least that much greater than the present amount on the Valuation Date.

          (gg) Neither the Company nor the Bank shall permit any material adverse change in the quality, composition, or maturity of its assets, deposits, or other liabilities, or in its business; provided, however, that the following factors shall not be considered in determining what shall constitute a material adverse change in the quality or composition of assets, liabilities, or business of Company: (i) changes in rates of return or yield received on various assets of the Bank which changes are caused by general money market fluctuations; and (ii) changes in interest rates paid by the Bank with respect to its source of borrowed funds, including deposits, repurchase agreements, and federal funds purchased, which changes are caused by general money market fluctuations.

     10. Representations and Warranties of Sellers. Each of the Sellers represents and warrants to Buyer as follows:

          (a) This Agreement and all other agreements and instruments contemplated by this Agreement to which the Sellers are a party or signatory have been duly authorized, executed, and delivered by each of the Sellers and constitute the legal, valid, and binding obligations of each of the Sellers, enforceable in accordance with their terms.

          (b) There is no litigation, action, claim, proceeding, or governmental investigation or examination, pending or threatened, against Sellers which may have a materially adverse effect upon the transactions contemplated by this Agreement or upon Sellers' ability to perform their obligations hereunder or under the agreements or instruments contemplated by this Agreement.

          (c) Sellers have, and will have as of the Closing Date, good and marketable title to the Stock, free and clear of all liens, claims, demands, restrictions on transferability, reservations, mortgages, security interests, contracts of sale, options, voting agreements, voting trusts, proxies, and all other restrictions, claims, or encumbrances of any type or nature whatsoever.

          (d) The execution and performance of this Agreement does not and will not violate the provisions of any note, indenture, mortgage, lease, or other agreement or instrument to which any of the Sellers is a party or is bound, which will not be satisfied or cured prior to the Closing Date, or does not and will not result in the creation of any lien, charge, restriction, claim, or encumbrance whatsoever upon the Stock.

          (e) No representation or warranty by Sellers in this Agreement or in any certificate, schedule, exhibit, letter, financial document, or other instrument furnished or to be furnished to Buyer or any of its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain at the time of furnishing any untrue statement of a material fact, or omits or will omit to state at the time of furnishing a material fact necessary in order to make the statements contained therein not misleading.

         (f) Sellers have agreed to accept as their representative the Sellers' Representative designated in paragraph 22, and agree to be bound by the decisions of such Sellers' Representative.

     11. Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows:

         (a) This Agreement and all other agreements and instruments contemplated by this Agreement to which Buyer is a party or signatory have been duly authorized, executed, and delivered by Buyer and constitute the 1egal, valid, and binding obligations of Buyer, enforceable in accordance with their terms.

         (b) There is no litigation, action, claim, proceeding, or governmental investigation or examination, pending or threatened, against Buyer which may have a materially adverse effect upon the transactions contemplated by this Agreement or upon Buyer's ability to perform its obligations hereunder or under the agreements or instruments contemplated by this Agreement.

         (c) Buyer has adequate funding and no additional capital will need to be raised to consummate the transactions contemplated by this Agreement.

     10. Renewal and Survival of Warranties. All representations and warranties of Sellers, Company and Buyer herein shall be true, correct, and complete on the Closing Date, and Sellers, Company and Buyer shall have performed and complied with all covenants, agreements, and conditions contained in this Agreement required to be performed or complied with by them prior to Closing, and Sellers, Company and Buyer shall not take any action at any time between the date hereof and the Closing Date which shall cause any representation or warranty of any of them herein to be untrue, incorrect, or incomplete at any time on or before the Closing Date. All of the representations, warranties, covenants, and agreements contained herein and in any documents delivered pursuant hereto shall survive the Closing for the term of the Escrow Agreement provided for in paragraph 4.

     11. Conduct of Business of Company and Bank. Except as expressly provided in this Agreement, during the period from the date of this Agreement and through the Closing Date, Sellers shall cause Company and Bank to conduct their respective businesses and operations in the usual and ordinary course and in a safe and prudent manner. To the extent consistent with such businesses, Sellers shall cause Company and Bank to use all reasonable efforts to preserve intact their banking and business organizations, to keep available the services of their officers and employees, and to preserve their relationships with customers, suppliers, and others having business dealings with them to the end that their goodwill and continuing business of Company and Bank shall not be materially and adversely affected at the Closing Date. During said period, Sellers agree that Company and Bank, as the case may be, shall do or refrain from doing (as applicable) the following, or any thereof, unless the prior written consent of the Buyer shall have been received:

         (a) Neither Company nor Bank shall incur any debt with a maturity greater than twelve (12) months.

         (b) Neither Company nor Bank shall sell, transfer, or lease any of its properties or subject any of such properties or assets to a mortgage, pledge, security interest, or lien, except encumbrances of the character heretofore incurred in the ordinary and usual course of business. The reference to "properties" and assets" in this paragraph does not include Other Real Estate which is covered by paragraph 11(w).

         (c) Company shall not declare or pay any dividends prior to the Closing Date. In addition, neither Company nor Bank shall issue, sell or contract to sell any equity or debt securities, options, warrants, rights or commitments, with respect thereto.

         (d) Neither Company nor Bank shall make any expenditures of a capital nature in excess of $5,000, other than those for which it is committed on the date of this Agreement.

         (e) Neither Company nor Bank shall enter into any long-term contracts or long-term commitments, other than in the ordinary and normal course of business.

         (f) Neither Company nor Bank shall use any of its assets or properties, except for proper bank holding company or banking purposes, as the case may be.

         (g) Neither Company nor Bank shall modify, amend, cancel, or terminate any existing agreement, except in the ordinary and usual course of business.

         (h) Neither Company nor Bank shall acquire control over any other corporation, firm, or organization, or create any new subsidiaries, except in connection with foreclosures in the ordinary and usual course of business, or participate in any partnership, joint venture, or other business arrangement.

         (i) Neither Company nor Bank shall increase benefits or compensation of officers or employees of Bank or approve or implement bonuses or promotions except normal merit, length of service and promotional increases in the ordinary course of business and consistent with prior practices and with the prior approval of Buyer, and at the Closing Date there shall be no contracts of employment with Company or Bank which are not terminable at will, no agreements to pay deferred compensation or fringe benefits to current or former employees (or members of their families) which have not been fully charged to prior earnings and fully funded [other than the salary continuation agreements referred to in paragraph 7(t)], and all accrued benefits under all pension plans of Bank shall be fully funded.

         (j) Company and Bank shall maintain all of their existing insurance policies and bonds in full force and effect.

         (k) Neither Company nor Bank shall purchase any investments other than Federal Funds.

         (l) Bank shall refrain from applying for any bank office.

         (m) Company and Bank shall promptly file all tax returns for which filing deadlines occur prior to the Closing Date and sha1l appropriately accrue and pay, when due, all applicable federal, state, and local taxes and assessments which have been assessed or are payable prior to the Closing Date, including, but not limited to, ad valorem, sales, use, excise, franchise, income, real property and personal property taxes.

         (n) Bank shall continue to pay all interest on deposits as such interest becomes due and payable in the ordinary course of business through the Closing Date.

         (o) Bank shall continue to accrue interest receivable and reflect collection of same in the ordinary course of business through the Closing Date.

         (p) All debts of Company and Bank with respect to the business conducted by them shall be paid in full by them as they fall due. A list of all payees who were paid by the Company or Bank more than $1000 during the month shall be provided to Buyer on a monthly basis within ten (10) days after the end of the month. The list shall include the name of the payee, the amount of the payment and a brief description of the purpose of the payment.

         (q) Bank shall not loan funds, issue letters of credit, accept any deposits, or enter into any commitments for such loans, letters of credit, or deposits except in the ordinary course of business and upon substantially the same terms, including interest rates, maturities, collateral security, and other applicable terms as those prevailing at the time for comparable transactions. Bank shall not capitalize any interest on any existing loans or modify any terms of existing loans or commitments for loans. Bank shall not make any loan or a commitment for a loan in excess of $50,000 to any new customers of Bank without the prior approval of Buyer. Buyer shall notify Bank within three business days after receipt of the necessary information from the Bank.

         (r) Neither Company nor Bank shall merge or consolidate with any other entity or enter into any agreement therefor or for the sale of assets or acquire or agree to acquire any stock, business, properties, or assets of any other person, firm, association, corporation, bank, or other business organization.

         (s) Neither Company nor Bank shall cancel, without payment in full, any notes, loans, or other obligations receivable from any stockholder, officer or director of Company or Bank, including Sellers, or any member of their families, or from any corporation, partnership, or other entity in which any stockholder, officer or director of Company or Bank, including Sellers, or any member of their families, has any direct or indirect interest.

         (t) Neither Company nor Bank shall, as plaintiff, defendant, obligee, obliger, or in any other capacity, settle any dispute which involves the payment of money or acceptance of liabilities in excess of $20,000.

         (u) Neither Company nor Bank shall permit any material adverse change in the quality, composition, or maturity of their assets, deposits or other liabilities, or in their businesses; provided, however, that the following factors shall not be considered in determining what shall constitute a materially adverse change in the quality or composition of assets, liabilities, or business of Bank: (i) changes in rates of return or yield received on various Bank assets, which changes are caused by general money market fluctuations; and (ii) changes in interest rates paid by Bank with respect to its source of borrowed funds, including deposits, repurchase agreements, and federal funds purchased, which changes are caused by general money market fluctuations.

         (v) Neither Company nor Bank shall sell any investment securities prior to maturity thereof; however, any proposed sale of such securities may be consented to orally by Buyer.

         (w) Bank shall not sell Other Real Estate other than in compliance with banking regulations and any proposed sale must be consented to by Buyer.

         (x) Neither Company nor Bank shall take any action or refrain from taking any action that would have the effect of delaying scheduled examinations by regulators.

         (y) Neither Company nor Bank shall amend their Articles of Incorporation or Bylaws, liquidate or dissolve.

         (z) Neither Company nor Bank shall take any action or refrain from taking any action that would cause or have the effect of causing any of the representations and warranties of Bank contained herein to not be true and correct on and as of the Closing Date.

     12. Access and Information. Upon reasonable notice, Company shall (and shall cause Bank to) afford to Buyer and its representatives such access during normal business hours throughout the period prior to the Closing to the books, records, properties, personnel and to such other information as Buyer may reasonably request. Buyer will not, and will cause its representatives not to, use any information obtained pursuant to this paragraph for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Within ten (10) days after the end of each month, Company shall cause Bank to provide Buyer with reports of condition and income for the Bank.

     13. Meetings of Board of Directors. To the extent permitted by appropriate regulatory authorities, Company shall authorize and shall cause Bank to authorize Charles S. Howard and/or David A. Meinert to attend (as a nonvoting observer) all meetings of the Board of Directors and committees thereof of Company (except meetings of the Board of Directors in executive session relating to the transaction contemplated by this Agreement) and Bank conducted prior to the Closing Date, and give Buyer reasonable advance notice of the date, time and place of any such regularly scheduled meetings and special meetings of the entire Board of Directors of either Company or Bank. All information gained by representatives of Buyer by attendance at such meetings shall be held in strict confidence.

     14. Consents and Approvals of Third Parties. Prior to the Closing Date, all approvals and consents or filings with all governmental authorities or agencies or other third parties which are necessary to permit the full and complete performance of this Agreement (including, without limitation, to permit the valid and effective sale, assignment, transfer, conveyance, and delivery of the Stock) shall have been obtained, and all applicable waiting periods shall have expired, including, without limitation, regulatory approval under the Iowa Banking Act, the Change of Bank Control Act, and/or Bank Holding Company Act, which shall include approval with respect to a change of control, including Buyer, and the qualification of Buyer as a bank-holding company. All such approvals, consents, and filings shall be obtained or made, as the case may be, at the cost of Buyer, but all parties shall cooperate in providing all necessary information and signatures with respect to the same.

     l5. Conditions Precedent to Sellers' Obligations. The obligations of Sellers under this Agreement are subject to the fulfillment, prior to or on the
     Closing Date, of each of the following conditions:

         (a) Buyer shall have performed and complied with all of the terms, agreements, covenants, and conditions required by this Agreement, to be performed and complied with by them prior to or on the Closing Date.

         (b) No suit, action, or other proceeding shall have been instituted or threatened before any court or other governmental body or by any public authority to restrain or prohibit the consummation of the transactions contemplated herein or to obtain damages or other relief in connection with this Agreement and, on or before the Closing Date, all consents, approvals, and filings required pursuant to paragraph 14 above shall have been obtained and/or made, and any waiting periods imposed by any such authority shall have expired. No claim, action, suit, or other proceeding shall be pending against Sellers (which was commenced after the date of this Agreement) or against Company, Bank, or Buyer which, if adversely determined, would prevent or hinder the consummation of the transactions contemplated hereby or result in the payment of damages as a result of such transactions.

     16. Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions:

         (a) Sellers shall have performed and complied with all of the terms, agreements, covenants, and conditions required by this Agreement, to be performed and complied with by Sellers prior to or on the Closing Date.

         (b) No suit, action, or other proceeding shall have been instituted or threatened before any court or other governmental body or by any public authority to restrain or prohibit the consummation of the transactions contemplated herein or to obtain damages or other relief in connection with this Agreement and, on or before the Closing Date, all consents, approvals, and filings required pursuant to paragraph 14 above shall have been obtained or made, and any waiting periods imposed by any such authority shall have expired. No claim, action, suit, or other proceeding shall be pending against Buyer or Company, Bank, or against any Seller which, if adversely determined, would prevent or hinder the consummation of the transactions contemplated hereby or result in the payment of damages and a result of such transactions.

         (c) On the Closing Date, the Shareholders' Tangible Equity of Company shall be at least $3,100,000. "Shareholders" Tangible Equity" shall mean the sum of stock, surplus, and undivided profits, including year-to-date net income after income taxes and franchise taxes less goodwill, but excluding the allowance for loan and lease losses, all of which shall be computed on the accrual basis method using generally accepted accounting principles applicable to commercial banks, consistently applied, as of the close of business on the Valuation Date; and

          Shareholders' Tangible Equity shall be determined exclusive of any unrealized gains and losses on securities pursuant to FASB 115 (determined on an after-tax basis).

          (d) Between the date hereof and the Closing Date, all of the operations and businesses of Bank shall have been carried on only in accordance with the requirements of paragraph 11 above and in the usual, regular, and ordinary course, consistent with good business practices and with prior practices, and there shall not have been any material adverse change in or to the condition, quality, composition, or maturity of the assets, deposits, other liabilities of Bank or Company, or in or to the business of Bank or Company or any other operations of Bank or Company.

          (e) Richard H. Buenneke shall have entered into a Non-competition Agreement as set forth on Exhibit C attached hereto and incorporated herein.

          (f) The loans Buyer has identified by written letter to Seller as not acceptable to Buyer have been sold by the Bank or otherwise removed from the loan portfolio.

     17. Termination. This Agreement and the transactions contemplated by this Agreement may be terminated at any time on or before the Closing Date:

          (a) By written notice by Buyer to Seller if one or more of the conditions set forth in Section 16 shall not have been satisfied or if Buyer determines such conditions cannot or will not be satisfied for any reason; or

          (b) By written notice by Seller to Buyer if one or more of the conditions set forth in Section 15 shall not have been satisfied or if Seller determines such conditions cannot or will not be satisfied for any reason; or

          (c) By the mutual written consent of Buyer and Seller by authority of their respective Boards of Directors; or

          (d) By written notice by Buyer or Seller to the other party if the Closing Date is not on or prior to February 28, 2003; or

          (e) By written notice pursuant to Section 7(s).

          Upon the termination provided above, all rights, obligations, duties and liabilities among the parties hereto with respect to the subject matter of this Agreement shall be extinguished. Buyer and Seller shall have the right to waive any of the conditions precedent for their benefit and any breach or default on the part of the other parties hereto. The parties may extend the deadline set forth in subsection
          (d) by mutual consent which will not be unreasonably withheld.

     18. Further Assurances. Sellers shall from time to time after the Closing, at Company's request and without further consideration, execute and deliver such other instruments of conveyance, assignment, and transfer, or such other instruments or documents as Company or their respective counsel may request in order to more effectively convey, assign, transfer to, and vest in Buyer good and marketable title and possession to the Stock or in order to more fully effectuate the intent and purposes of this Agreement.

     19. Confidentiality. Each party agrees to hold the fact of this Agreement, the terms of this Agreement, and the identity of Buyer, in strictest confidence and not to make any announcement to the public or disclosure to anyone (except banking regulatory authorities), with respect to the existence of this Agreement or the pending acquisition of Company and Bank, without the prior consent of the President of Buyer until Buyer issues a press release and/or files a Form 8-K with the Securities and Exchange Commission.

     20. Indemnification. In addition to any other indemnification rights provided for herein or otherwise available to the parties, Sellers, jointly and severally, shall defend, indemnify, and hold Buyer and each of its officers, directors and controlling persons ("Indemnified Party") harmless from and against any loss, liability, damage, or expense (including attorneys fees and court costs) arising in connection with or resulting from any breach of warranty, misrepresentation, or nonfulfillment of any agreement on the part of Company, Bank or Sellers under this Agreement. The obligations of Sellers for indemnification hereunder shall be limited to claims for indemnification made prior to the termination of the Escrow Agreement referred to in Paragraph 4 and shall be limited to the amount held in escrow. Sellers are liable for indemnification only to the extent of loss in excess of $25,000 for any single item or for loss in excess of $50,000 in aggregate.

     21. Expenses. Each party hereto shall bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

     22. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when delivered by hand, certified mail, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice to the other parties hereto:

     (a) If to Sellers, to:

               Sellers' Representative
               Attention: Richard H. Buenneke
               560 Halyard Lane
               Long Boat Key, Florida  34228
               Telephone Number:
               Facsimile Number:



         With a copy to:

               Howard O. Hagen
               Dickinson, Mackaman, Tyler & Hagen, P.C.
               1600 Hub Tower
               699 Walnut Street
               Des Moines, Iowa 50309-3986

     (b) If to Buyer, to:

               Mahaska Investment Company
               Attention: President
               222 First Ave. E
               P. O. Box 1104
               Oskaloosa, IA 52577

               Telephone Number: (641)673-8448
               Facsimile Number: (641)673-7836

         With a copy to:

               John D. Hintze
               Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C. 100 Court Avenue, Suite 600
               Des Moines, Iowa 50309-2231

     23. Entire Agreement. This Agreement, together with the letter referred to in paragraph 16(f) and all exhibits and schedules attached hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matters hereof, and supersedes all negotiations, preliminary agreements, and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof. All exhibits and schedules are incorporated into this Agreement, as if set forth in their entirety, and constitute a part hereof.

     24. No Waiver; Modification in Writing. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. No amendment, modification, supplement, termination, or waiver of or to any provision of this Agreement, nor consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the party to be charged with the enforcement thereof. Any amendment, modification, or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.

     25. Severability. In the event any provision of this Agreement is held invalid, illegal, or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable. In the event any provision of this Agreement is held to be unenforceable as written but enforceable if modified, then such provision shall be deemed to be amended to such extent as shall be necessary for such provision to be enforceable, and it shall be enforced to that extent.

     26. Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal Court located in the State of Iowa or Iowa District Court, in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Iowa District Court. Each of the parties irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceedings in such respective jurisdictions. Each of the parties irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the state of Iowa by the delivery of copies of such process to each party at its address specified for Notices to be given hereunder or by certified mail direct to such address. Each of the parties waives any right to a jury trial with respect to any claim, counterclaim, or other matter whatsoever arising out of this Agreement.

     27. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, without regard to conflicts of law provisions.

     28. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     29. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

     30. Headings and Captions. The titles or captions of sections and paragraphs in this Agreement are provided for convenience of reference only and shall not be considered a part hereof for purposes of interpreting or applying this Agreement, and such titles or captions do not define, limit, extend, explain, or describe the scope or extent of this Agreement or any of its terms or conditions.

     31. Construction. This Agreement shall not be construed more strongly against any party, regardless of who was more responsible for its preparation.

     32. Schedules and Certificates. All statements contained in any schedule, certificate, or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of the Agreement and shall be deemed representations and warranties hereunder.

33. Gender and Number. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine, or nearer gender, according to the context.

     34. Binding Effect on Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives, and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other party, any rights, remedies, liabilities, or obligations under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY                                     BUYER

Belle Plaine Service Corp.                  Mahaska Investment Company


By: /s/ Richard H. Bueneke                  By: /s/ Charles S. Howard
    ------------------------------              ------------------------------
    Richard H. Buenneke                             Charles S. Howard
Its: President                              Its:    President

SELLERS                                     SELLERS


By: /s/ Kathy Ackerman Balland              By: /s/ N. R. Ackerman Trust
    ------------------------------              ------------------------------
        Kathy Ackerman Balland                      N. R. Ackerman Trust

By: /s/ Norman Bone                         By: /s/ Katherine Buenneke
    ------------------------------              ------------------------------
        Norman Bone                                 Katherine Buenneke


By: /s/ Anne Buenneke                       By: /s/ David Buenneke
    ------------------------------              ------------------------------
        Anne Buenneke                               David Buenneke


By: /s/ R. H. Buenneke (IRA)                By: /s/ Richard Buenneke
    ------------------------------              ------------------------------
        R. H. Buenneke (IRA)                        Richard Buenneke


By: /s/ R. H. Buenneke (Trust)              By: /s/ Martha Buenneke (Trust)
    ------------------------------              ------------------------------
        R. H. Buenneke (Trust)                      Martha Buenneke (Trust)


By: /s/ Walter Carlson                      By: /s/ James C. Chizek
    ------------------------------              ------------------------------
        Walter Carlson                              James C. Chizek


By: /s/ James C. Chizek                     By: /s/ Susan Chizek
    ------------------------------              ------------------------------
        James C. Chizek                             Susan Chizek


By: /s/ Wayne DeMeulenaere                  By: /s/ Hearst R. Duncan
    ------------------------------              ------------------------------
        Wayne DeMeulenaere                          Hearst R. Duncan


By: /s/ Paula Duncan                        By: /s/ Don Green
    ------------------------------              ------------------------------
        Paula Duncan                                Don Green


By: /s/ Todd Hines                          By: /s/ Todd Hines (IRA Roll Over)
    ------------------------------              ------------------------------
        Todd Hines                                  Todd Hines (IRA Roll Over)


By: /s/ Steve Jacobson                      By: /s/ Marian Jenkins (Trust)
    ------------------------------              ------------------------------
        Steve Jacobson                              Marian Jenkins (Trust)


By: /s/ Jensen Living Trust                 By: /s/ Jody Luett
    ------------------------------              ------------------------------
        Jensen Living Trust                         Jody Luett


By: /s/ Susan Newsome                       By: /s/ Wayne Parizek (IRA)
    ------------------------------              ------------------------------
        Susan Newsome                               Wayne Parizek (IRA)


By: /s/ Wayne Parizek                       By: /s/ Gene Severson
    ------------------------------              ------------------------------
        Wayne Parizek                               Gene Severson


By: /s/ Richard E. Paul (TTEE)              By: /s/ Dorotha L. Sheldon (Trust)
    ------------------------------              ------------------------------
        Richard E. Paul (TTEE)                      Dorotha L. Sheldon (Trust)


By: /s/ Leonard Sheldon (Trust)             By: /s/ Henry Wehrman
    ------------------------------              ------------------------------
        Leonard Sheldon (Trust)                     Henry Wehrman

By: /s/ Tim Walker, (Trust)                 By: /s/ Richard H. Buenneke, Jr.
    ------------------------------              ------------------------------
        Tim Walker, (Trust)                         Richard H. Buenneke, Jr.


By: /s/ Jeanette Hamborg                    By: /s/ Margaret P. Buenneke
    ------------------------------              ------------------------------
        Jeanette Hamborg                            Margaret P. Buenneke

                                    Exhibit A

                          Computation of Purchase Price
                             As of December 31, 2001


Total Shareholders' Equity, December 31, 2001                        $3,973,972

Less Goodwill                                                          (883,157)

Less FAS 115 Adjustment                                                 (26,754)
                                                                     ----------
                                                                     $3,064,061

  Adjusted Shareholders' Equity December 31, 2001

Purchase Premium                                                      3,856,924
                                                                     ----------
  Total Purchase Price                                               $6,920,985

Less Purchase Price - Preferred Stock                                  (165,000)
                                                                     ----------

  Total Purchase Price - Common Stock                                $6,755,985


Total Common Shares Outstanding                                           8,091

Purchase Price Per Common Share                                         $835.00


                                                                          335242


                                                       FINAL\330843\10\19746.000